As filed with the Securities and Exchange Commission on November 18, 2010
Registration No. 333-170577

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLU MOBILE INC.
(Exact name of Registrant as specified in its charter)

Delaware	91-2143667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
(650) 532-2400
(Address, including zip code and telephone number, including area code, of the Registrant’s principal executive offices)

Niccolo M. de Masi
President, Chief Executive Officer and Director
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
(650) 532-2400
(Name, address, including zip code and telephone number, including area code, of the Registrant’s agent for service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 2207 Bridgepointe Parkway, Suite 300 San Mateo, CA 94404	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
     This Amendment No. 1 to the Form S-3 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the offering of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,139
FINRA filing fee	*
The NASDAQ Global Market listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee, transfer agent and registrar fees	*
Miscellaneous	*
Total	*

*	These expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnity agreements with its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Reference is made to the following documents filed as exhibits with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Title	Number

Restated Certificate of Incorporation of Glu Mobile Inc.	3.01
Amended and Restated Bylaws of Glu Mobile Inc.	3.02
Amended and Restated Investors’ Rights Agreement, dated as of March 29, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. and the Amendment No. 1 and Joinder to the Amended and Restated Investor Rights Agreement dated May 5, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc.	4.02
Form of Indemnity Agreement entered into between Glu Mobile Inc. and each of its directors and executive officers, effective as of June 15, 2009.	10.01

Item 16.	Exhibits and Financial Statement Schedules

Exhibit
Number		Description

1	.01*	Form of Underwriting Agreement.
1	.02*	Form of Underwriting Agreement for Debt Securities.
4.01		Restated Certificate of Incorporation of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-139493) filed with the SEC on February 14, 2007).
4.02		Amended and Restated Bylaws of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 99.01 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2008).
4.03		Amended and Restated Investors’ Rights Agreement, dated as of March 29, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. and the Amendment No. 1 and Joinder to the Amended and Restated Investor Rights Agreement dated May 5, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-139493) filed with the SEC on December 19, 2006).
4.04		Form of Specimen Certificate for common stock (Incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-139493) filed with the SEC on February 14, 2007).
4	.05*	Form of Specimen Certificate for preferred stock.
4.06		Form of Indenture for Senior Debt Securities.
4.07		Form of Senior Debt Security.
4.08		Form of Indenture for Subordinated Debt Securities.
4.09		Form of Subordinated Debt Security.
4	.10*	Form of Warrant.
4	.11*	Form of Subscription Rights Certificate.
5	.01†	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
12	.01†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23	.01†	Consent of Fenwick & West LLP (included in Exhibit 5.01).

Exhibit
Number		Description

23	.02†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24	.01†	Power of Attorney.
24.02		Ann Mather Power of Attorney.
25	.01*	Statement of Eligibility of Trustee on Form T-1, Senior Debt Securities.
25	.02*	Statement of Eligibility of Trustee on Form T-1, Subordinated Debt Securities.

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

†	Previously filed.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) For purposes of determining any liability under the Securities Act, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 18th day of November, 2010.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Niccolo M. de Masi Niccolo M. de Masi		President, Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2010

/s/ Eric R. Ludwig Eric R. Ludwig		Chief Financial Officer (Principal Accounting and Financial Officer)	November 18, 2010

/s/ Matthew A. Drapkin* Matthew A. Drapkin		Director	November 18, 2010

/s/ Ann Mather* Ann Mather		Director

/s/ William J. Miller* William J. Miller		Chairman of the Board	November 18, 2010

/s/ Hany M. Nada* Hany M. Nada		Director	November 18, 2010

/s/ A. Brooke Seawell* A. Brooke Seawell		Director	November 18, 2010

/s/ Ellen F. Siminoff* Ellen F. Siminoff		Director	November 18, 2010

/s/ Benjamin T. Smith, IV* Benjamin T. Smith, IV		Director	November 18, 2010

*By	/s/ Eric R. Ludwig Eric R. Ludwig Attorney-in-Fact

Exhibit Index

Exhibit
Number		Description

1	.01*	Form of Underwriting Agreement.
1	.02*	Form of Underwriting Agreement for Debt Securities.
4.01		Restated Certificate of Incorporation of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-139493) filed with the SEC on February 14, 2007).
4.02		Amended and Restated Bylaws of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 99.01 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2008).
4.03		Amended and Restated Investors’ Rights Agreement, dated as of March 29, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. and the Amendment No. 1 and Joinder to the Amended and Restated Investor Rights Agreement dated May 5, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. (Incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-139493) filed with the SEC on December 19, 2006).
4.04		Form of Specimen Certificate for common stock (Incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-139493) filed with the SEC on February 14, 2007).
4	.05*	Form of Specimen Certificate for preferred stock.
4.06		Form of Indenture for Senior Debt Securities.
4.07		Form of Senior Debt Security.
4.08		Form of Indenture for Subordinated Debt Securities.
4.09		Form of Subordinated Debt Security.
4	.10*	Form of Warrant.
4	.11*	Form of Subscription Rights Certificate.
5	.01†	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
12	.01†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23	.01†	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23	.02†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24	.01†	Power of Attorney.
24.02		Ann Mather Power of Attorney.
25	.01*	Statement of Eligibility of Trustee on Form T-1, Senior Debt Securities.
25	.02*	Statement of Eligibility of Trustee on Form T-1, Subordinated Debt Securities.

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

†	Previously filed.